UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010 (April 28, 2010)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

954-776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 28, 2010, OptimumBank Holdings, Inc. (the “Company”) received a written notice from the Listing Qualifications Staff of The Nasdaq Stock Market (the “Staff”) notifying the Company that it fails to comply with the audit committee composition requirement set forth in Nasdaq’s Marketplace Rule 5605(the “Rule”) due to the resignation of the former audit committee Chairman, Irving P. Cohen, from the Company’s board of directors on April 11, 2010. The Rule requires audit committees to have a minimum of three members who meet stringent independence requirements, are financially literate, and one of whom is financial sophisticated. As a result of Mr. Cohen’s resignation, the Company’s audit committee currently has two members, neither of whom has the requisite financial sophistication. The Company has no other current directors who could qualify for appointment to the audit committee.

In accordance with Marketplace Rule 5605(c)(4)(B), the Company will be provided a cure period in order to regain compliance with the Rule as follows: (a) the earlier of the company’s next annual shareholder’s meeting or April 11, 2011, or (b) if the next annual shareholders’ meeting is held before October 8, 2010, no later than October 8, 2010. The Company must submit to the Staff documentation, including biographies of any new directors, evidencing compliance with the Rule no later than the above deadline. If the Company cannot demonstrate compliance with the Rule by the above deadline, the Staff will provide written notice that the Company’s common stock will be delisted. At that time, the Company may appeal the Staff’s determination to delist its common stock to a Listing Qualifications panel.

The Company is actively seeking a qualified director to fill the vacancy on its audit committee and believes that it will be able to achieve compliance with the Rule by the stated deadline.

Previously, on January 28, 2010, the Company received a letter from the Staff notifying the Company that it fails to comply with Nasdaq’s minimum market value of publicly held shares (the “MVPHS”) requirement for continued listing set forth in Nasdaq Marketplace Rule 5450(b)(1)(C) which requires companies to maintain a MVPHS of at least $5,000,000. The Company has been provided 180 calendar days, or until June 29, 2010, to regain compliance with the MVPHS requirement or to be delisted. The Company is still exploring alternatives to delisting, including submission of an application for transfer to the Nasdaq Capital Market.

The Company issued a press release on May 4, 2010 that disclosed its receipt of this second notice from the Staff. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1          Press release dated May 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUMBANK HOLDINGS, INC.

	By:	/s/ Richard L. Browdy
Richard L. Browdy
May 4, 2010		President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated May 4, 2010